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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 7, 2000

                             3DFX INTERACTIVE, INC.
               (Exact name of registrant as specified in charter)


        California                     000-22651                77-0390421
 (State or other jurisdiction         (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)


                               4435 Fortran Drive
                           San Jose, California 95134
                    (Address of principal executive offices)

                                 (408) 935-4400
              (Registrant's telephone number, including area code)

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ITEM 9.           REGULATION FD DISCLOSURE

         3dfx Interactive Inc. is filing this report on Form 8-K pursuant to Regulation FD in connection with its planned disclosure and discussion of the following topics at a presentation to financial analysts and investors at the AEA (American Electronics Association) Classic conference in San Diego, California on November 7-8, 2000. This disclosure is being made pursuant to Regulation FD only and is not an indication or assessment of materiality.

         The information in this report is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

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         "Safe Harbor" Statement under the Private Securities Litigation Reform
Act of 1995: The information in this report contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, regarding future events and the future performance of 3dfx Interactive that involve risks and uncertainties that could cause actual results to differ materially including, but not limited to, economic conditions, customer demand, increased competition in relevant markets, and others. Such statements may be identified by words such as anticipate, believe, estimate, expect, intend, predict, hope or similar expressions. We refer you to the documents that 3dfx Interactive files from time to time with the Securities and Exchange Commission, such as its Forms 10-Q and 10-K, which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in the information in this report (including the exhibit).

         3dfx Interactive does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in 3dfs Interactive's expectations or any changes in events, conditions or circumstances on which any forward-looking statement is based.

At the AEA Classic conference, 3dfx Interactive will discuss the following topics:

     1) Its history and legacy as a retail supplier of 3D graphics, as well as the brand that rates high awareness among consumers of 3D graphics.

     2) The company's view that 3D graphics will continue to proliferate across multiple product platforms over time -throughout many computing and communication devices.

     3)   A demonstration of 3dfx's Full Screen Anti-Aliasing (FSAA) technology
          - illustrating why visual graphics will be the benchmark of the future.

     4) A discussion of 3dfx's Mosaic technology, which allows 3dfx to bring 50% higher performance than its competitors' products to the market at 20% of the die size, with 30% of the required memory bandwidth.

     5) 3dfx's plans to expand its sources of revenue. Historically the company has generated all of its revenue from the sale of add-in-boards to the retail channel. New sources of revenues are planned from the following arenas:

          a. Licensing and royalty revenues generated through agreements with makers of non-PC, emerging computing platforms such as set-top boxes, game consoles, hand-held PCs and games, and cellular telephones.

          b. Licensing and royalty revenues derived through strategic relationships with chip-set manufacturers to address the growing integrated chip-set market.

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          c.  Fabless chip revenues through sales of 3D graphics chips to
              Original Equipment Manufacturers (OEMs) and System Integrators
              (SI) serving desktop and mobile Intel-based and Apple personal computers.

          d. Fabless chip revenues generated through the sale of 3D graphics chips to 3rd party manufacturers.

     6)   3dfx's OEM strategy, which includes the following elements:

          a. Accelerate chip development schedule to align with PC OEM product cycles

          b. Pursue strategic partnerships with chip set vendors to attack the integrated graphics chip market

          c. Outsource board manufacturing for lowered costs and improved flexibility. Its recent decision to engage Houlihan Lokey Howard & Zukin as its exclusive financial advisor in connection with its plan to sell the company's Juarez, Mexico, manufacturing facility

          d. Maintain its strong working relationship with Microsoft in the development of Direct X APIs

     7) The company's views on which non-PC applications may drive the demand to proliferate 3D on other platforms. Potential applications included:

          a. Navigation, Abstract Analysis, 3D Conferencing, Web Browsing, Entertainment, Training and Games

     8)   The company's strategy for addressing those emerging markets:

          a. Develop intellectual property cores that are easily integrated into the complex, highly integrated systems-on-chip (SOC) being developed for those emerging markets.

          b.  Pursue early design wins now for 2003 volume and beyond

          c. Encourage content development and participate with 3D API development

     9) In addition, the company recapped its recent infrastructure changes and enhancements to prepare for future growth. These include:

          a.  New executive team in place

          b.  Cost reduction activities including engagement of Houlihan Lokey

          c.  Gigapixel acquisition complete

          d.  Enhanced market and customer focus

          e. Secured capacity with qualifications underway for both Taiwan Semiconductor Manufacturing Co., Ltd (TSMC) and United Microelectronics Corporation (UMC )

          f. Continued technology investments balanced with strict financial controls

          g.  Aggressive protection of the company's intellectual property.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      3DFX INTERACTIVE, INC.


November 7, 2000                  By: /s/ RICHARD A. HEDDLESON
                                      ------------------------------------
                                      Richard A. Heddleson
                                      Chief Financial Officer